                                                                    Exhibit 99.2

                   [LOGO OF ADAPTIVE BROADBAND CORPORATION]


                         ADAPTIVE BROADBAND CORPORATION

                             SUPPLEMENTAL EXECUTIVE
                           DEFERRED COMPENSATION PLAN



                        Effective as of January 1, 2000

                         ADAPTIVE BROADBAND CORPORATION

               SUPPLEMENTAL EXECUTIVE DEFERRED COMPENSATION PLAN

                        Effective as of January 1, 2000

                                    RECITALS
                                    --------

          This Adaptive Broadband Corporation Supplemental Executive Deferred Compensation Plan (the "Plan") was adopted by Adaptive Broadband Corporation (the "Employer") for certain of its executive employees and members of its Board of Directors. The purpose of the Plan is to offer those employees and Outside Directors an opportunity to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is also intended to allow such employees and Outside Directors to invest their deferrals in Phantom Stock of the Company, and in the case of eligible employees, to receive additional Phantom Stock as Matching Contribution Credits. The Plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") and a Board of Directors deferred compensation plan.

          This Plan represents the merger of two plans, the California Microwave Non-qualified Deferred Compensation Plan (the "Prior Plan") and the Adaptive Broadband Corporation Supplemental Executive Deferred Compensation Plan (the "New Plan"). The Employer hereby consolidates, amends and restates both plans into this single plan which assumes the name of the New Plan, effective as of January 1, 2000. However, certain provisions of the Plan take effect in March, 2000, as specifically provided herein.

          The Prior Plan and the New Plan are hereby consolidated and amended to read as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1  ACCOUNT means the balance credited to a Participant's or Beneficiary's
          -------
Plan account on the books of the Employer, including contribution and deferral credits and deemed income, gains and losses (as determined pursuant to Section 5.3) credited thereto during a given year. A participant shall have a separate Account for each year in which they participate in the Plan. A Participant's Account may include a Compensation Deferral Account, a Matching Contribution Account, and/or a Prior Plan Account. A Participant's or Beneficiary's Account value shall be determined as of the date of reference.

     1.2  ACTIVE PARTICIPANT means any currently Eligible Individual who elects
          ------------------
to make Compensation Deferrals pursuant to Section 3.1 of the Plan during the current Plan Year.

                                       1.

     1.3  ADAP STOCK FUND means an account maintained on the books of the
          ---------------
Employer reflecting credits to Participants' Accounts in Phantom Stock.

     1.4  BENEFICIARY means any person or person so designated in accordance
          -----------
with the provisions of Article 8.

     1.5  CHANGE OF CONTROL will occur if (a) any Person (as defined in Section
          -----------------
2(a)(2) of the Securities Act of 1933, as amended) other than the Employer, is or becomes the beneficial owner, directly or indirectly (including by holding securities which are exercisable for or convertible into shares of capital stock of the Employer), of 30% or more of the combined voting power of the outstanding shares of capital stock of the Employer entitled to vote generally in the election of directors; or (b) the Employer sells, leases or exchanges all or substantially all of its property and assets under Section 271 of the General Corporation Law of the State of Delaware, or (c) Continuing Directors cease to constitute a majority of the Board, or (d) a majority of the Employer's outside directors determine that a Change in Control has occurred.

     For this purpose, the term "Continuing Directors" means the directors of the Employer in office on January 1, 1999 and any successor to any such director whose nomination or selection was approved by a majority of the directors in office at the time of the director's nomination or selection and who is not an "affiliate" or "associate" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any person who is the beneficial owner, directly or indirectly (including holding securities which are exercisable for or convertible into shares of capital stock of the Employer) of 10% or more of the combined voting power of the outstanding shares of capital stock of the Employer entitled to vote generally in the election of directors. Moreover, for this purpose the term "outside directors, as used in this Section, means those members of the Employer's Board of Directors who are not, and during the past six months were not, an employee or officer of the Employer.

     1.6  CODE means the Internal Revenue Code of 1986 and the regulations
          ----
thereunder, as amended from time to time.

     1.7  COMMON STOCK means the Employer's voting common stock.
          ------------

     1.8  COMPENSATION means specifically compensation that may be deferred
          ------------
under the Plan. For employees, "Compensation" means base salary, sales commissions under the Employer's Sales Incentive Plan (SIP) and bonuses under the Employer's Executive Incentive Plan (EIP), payable by the Employer to an Eligible Individual after the individual first becomes eligible to participate in this Plan and during the period through which such participation continues. For Outside Directors, "Compensation" means directors' fees and committee meeting attendance fees payable by the Employer after the Outside Director first becomes eligible to participate in this Plan and during the period through which such participation continues.

     1.9  COMPENSATION DEFERRAL ACCOUNT is defined in Section 3.2.
          -----------------------------

     1.10  COMPENSATION DEFERRALS is defined in Section 3.1.
           ----------------------

                                       2.

     1.11  DESIGNATION DATE means the first day of each calendar quarter, or
           ----------------
such other date or dates designated by the Employer as of which a designation of deemed investment directions (or a change in a prior direction) by an individual pursuant to Section 5.1 shall become effective.

     1.12  DISABILITY or DISABLED refers to a physical or mental condition of a
           ----------------------
Participant which (i) occurs after the Participant first defers Compensation under this Plan, (ii) results from an injury, disease or disorder, and (iii) renders the Participant totally and permanently incapable of continuing in his or her customary employment with the Employer, as determined by the Employer.
In determining whether a Participant is Disabled, the Employer may rely upon the conclusions of any insurance carrier that has issued a policy of disability income insurance covering the Participant or upon the conclusions of any physician acceptable to the Employer. A Participant shall automatically be considered Disabled throughout the period that he or she remains qualified for Social Security disability benefits.

     1.13  EFFECTIVE DATE of this amendment and restatement means January 1,
           --------------
2000.

     1.14  ELIGIBLE INDIVIDUAL means, for any Plan Year (or applicable portion
           -------------------
thereof), a person employed by the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees, or a member of the Employer's Board of Directors who is not an officer or common-law employee of the Employer. Employees designated as Eligible Individuals shall be employees whose duties and activities within the Employer have strategic import for the success of the entire Employer and who have assumed an obligation to invest and hold a certain percentage of their Compensation in Phantom Stock or in shares of Employer Common Stock.

          By each December 31, the Employer shall notify those individuals, if any, who will be Eligible Individuals for the next Plan Year, of their right to participate in the Plan. If the Employer first designates an individual as an Eligible Individual during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which he or she shall first become eligible to participate.

     1.15  EMPLOYER means Adaptive Broadband Corporation and its successors and
           --------
assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of Adaptive Broadband Corporation, or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of Adaptive Broadband Corporation, to become a party to the Plan.

     1.16  FINANCIAL HARDSHIP is defined in Section 6.4.
           ------------------

     1.17  INACTIVE PARTICIPANT means a Participant who deferred Compensation
           --------------------
under the Plan during a previous Plan Year but who does not defer any Compensation payable during the current Plan Year and has an Account balance. An Inactive Participant may no longer be an Eligible Individual, but continues to "participate" in the Plan in that his or her Account participates in deemed investment fund gains and loses.

     1.18  MATCHING CONTRIBUTION ACCOUNT is defined in Section 3.4.
           -----------------------------

                                       3.

     1.19  MATCHING CONTRIBUTION CREDITS is defined in Section 3.3.
           -----------------------------

     1.20  OUTSIDE DIRECTOR means a member of the Employer's Board or Directors
           ----------------
who is not an officer or a common-law employee of the Employer.

     1.21  PARTICIPANT means any Prior Plan Participant, and anyone who is or
           -----------
was an Eligible Individual and who has an Account balance. A Participant may be Active or Inactive.

     1.22  PARTICIPANT ENROLLMENT AND ELECTION FORM and ELECTION CHANGE FORM
           -----------------------------------------------------------------
means the form or forms on which an Eligible Individual elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

     1.23  PHANTOM STOCK means an artificial unit of value, the amount of one
           -------------
unit of which varies with the value of one share of the Employer's voting Common Stock. Effective March 11, 2000, all distributions to a Participant or Beneficiary with respect to Phantom Stock shall be made in Common Stock of the Employer. Prior to March 10, 2000, for purposes of distributions to a Participant or Beneficiary, the Plan may settle part of all of its obligation in cash or in stock in an amount determined with reference to the value of the Employer's Common Stock on the last business day before the date of distribution.

     1.24  PLAN means this Adaptive Broadband Corporation Supplemental Executive
           ----
Deferred Compensation Plan, as amended from time to time.

     1.25  PLAN YEAR means the twelve (12) month period ending on the December
           ---------
31 of each year during which the Plan is in effect.

     1.26  PRIOR PLAN means the California Microwave Non-qualified Deferred
           ----------
Compensation Plan.

     1.27  PRIOR PLAN ACCOUNTS means the account reflecting the balance credited
           -------------------
to a Prior Plan Participant's account in the Prior Plan as of the close of business on December 31, 1999, plus deemed earnings and losses thereon.

     1.28  PRIOR PLAN PARTICIPANT means a Participant who had an account balance
           ----------------------
under the Prior Plan on the Effective Date.

     1.29  TERMINATION OF EMPLOYMENT means, with respect to an employee, the
           -------------------------
employee's (i) separation from service with the Employer, (ii) refusal or failure to return to work within five (5) business days after the date requested by the Employer, or (iii) failure to return to work at the conclusion of a leave of absence. With respect to Outside Directors of the Employer, "Termination of Employment" means the voluntary or involuntary cessation of all services as an Outside Director without the commencement or recommencement of service as an officer or common-law employee of the Company, within the meaning of Code
Section 3121.

     1.30  TERMINATION UPON A CHANGE OF CONTROL means the employee's separation
           ------------------------------------
from service with the Employer (i) on the day of a Change of Control and (ii) as a result of a Change of Control.

                                       4.

     1.31  TRUST means the Trust described in Article 12.
           -----

     1.32  TRUSTEE means the trustee of the Trust described in Article 12.
           -------

     1.33  VALUATION DATE means the last day of each Plan Year and any other
           --------------
date that the Employer, in its sole discretion, designates as a Valuation Date.

                                   ARTICLE 2
                                   ---------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     2.1  REQUIREMENTS.  Each Eligible Individual shall be eligible to become a
          ------------
Participant on the date specified by the Employer. An individual shall cease to be an Eligible Individual upon his or her Termination of Employment or, if earlier, at the end of the Plan Year in which the Employer determines, in its discretion, to end his or her status as an Eligible Individual and so notifies such individual.

          Participation in the Participant Compensation Deferral feature of the Plan is voluntary. In order to participate in the Participant Compensation Deferral feature of the Plan, an otherwise Eligible Individual must make written application in such manner as may be required by Section 3.1 and by the Employer and must agree to make Compensation Deferrals as provided in Article 3.

     2.2  PRIOR PLAN PARTICIPANTS.  Each Prior Plan participant shall continue
          -----------------------
to participate in the Plan on the Effective Date. A Prior Plan Participant shall be entitled to make deemed investment directions and accrue earnings and losses on the amounts credited to his or her Prior Plan Accounts as provided in
Article 5, and to receive distributions or withdrawals from his Accounts as provided in Article 6. However, a Prior Plan Participant shall be entitled to make Compensation Deferrals and/or receive Matching Contribution Credits after the Effective Date only during the period he or she is named by the Employer as an Eligible Individual under this Plan.

     2.3  RE-EMPLOYMENT.  If a Participant whose employment or Director status
          -------------
with the Employer is terminated is subsequently re-employed or subsequently becomes a Director, he or she shall become a Participant in accordance with the provisions of Section 2.1.

     2.4  CHANGE OF ELIGIBILITY STATUS.  During any period in which a
          ----------------------------
Participant remains in the employ of the Employer, but is not or ceases to be an Eligible Individual, he or she shall not be eligible to make Compensation Deferrals hereunder.

                                   ARTICLE 3
                                   ---------

                           CONTRIBUTIONS AND CREDITS
                           -------------------------

     3.1  PARTICIPANT COMPENSATION DEFERRALS.  In accordance with rules
          ----------------------------------
established by the Employer, an Eligible Individual may elect to defer Compensation which is not yet payable and which would otherwise be paid to the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferrals". An Eligible Individual who is a

                                       5.

common-law employee may make two separate deferral elections as follows: (1) an election to defer any whole percentage (not to exceed 70%) of his or her base salary, and (2) an election to defer any whole percentage (not to exceed 80%) of his or her SIP commission or EIP bonus under the Employer's Sales Incentive Plan or Executive Incentive Plan. An eligible Outside Director may elect to defer any whole percentage of his or her compensation. However, if an Eligible Individual elects to make Compensation Deferrals for any Plan Year, he or she must defer an amount which, at the time of deferral, is anticipated to amount to a minimum of $1,000 for such year.

          An Eligible Individual shall not be eligible to make Compensation Deferrals during the Plan Year immediately following the Plan Year during which he or she takes a hardship withdrawal from the Plan under Section 6.3.

          (a) Initial Deferral Elections.  An Eligible Individual shall make his
              --------------------------
or her deferral election on a Participant Enrollment and Election Form, and must submit such form to the Employer no later than the last day of the deferral election period. The last day of the deferral election period shall be generally in mid-December and designated specifically and announced in the annual open enrollment materials (but not later than December 31 of the year before the election is to take effect.) Notwithstanding the foregoing, however, in the year in which an employee first becomes eligible to participate, the employee may make his or her election within the first thirty (30) days after the date the employee becomes eligible to participate.

          At the time of the deferral election, the Participant may specify, on the Participant Enrollment and Election Form, the date (or dates) on which distributions of his or her Account shall be made, and the form in which such distributions shall be made, as specified in Articles 6 and 7.

          After a deferral election has taken effect for any Plan Year, the Participant may not increase or decrease the percentage or amount of Compensation to be deferred during that Plan Year, except as provided in paragraph (c) below, and except that a Participant must cease all deferrals under the Plan if such cessation would relieve the Participant of one or more Financial Hardships without any withdrawals under the Plan. Compensation Deferrals shall be made through regular payroll or Director's compensation deductions or through an election by the Participant to defer a SIP commission or EIP bonus payment not yet payable to him or her at the time of the election.

          (b) Deferral Elections for Subsequent Years.  During the month of
              ---------------------------------------
December each year (the "Election Period"), each Eligible Individual shall be given the opportunity to revoke or change his Compensation Deferral elections for the upcoming Plan Year. A Compensation Deferral election made with respect to the Participant's base salary, SIP commission or EIP bonus or with respect to a Director's compensation shall continue in force only for the Plan Year for which the election is first effective. In order to defer Compensation in future years, the Participant must make a new election during the Election Period for that year.

          Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Account of the deferring Participant.

                                       6.

          (c) Special Election Period in March 2000.  Effective March 2, 2000,
              -------------------------------------
each Active Participant will have the option to decrease (but not to increase) his or her Compensation Deferral elections for the remainder of the year 2000 by filing a new Compensation Deferral election form by March 10, 2000. A Participant's election to change his or her Compensation Deferrals under this section becomes effective on March 11, 2000, and shall apply only with respect to Compensation payable on or after such effective date.

     3.2  COMPENSATION DEFERRAL ACCOUNT.  There shall be established and
          -----------------------------
maintained by the Employer a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferrals; (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets, as determined by the Employer, in its discretion) attributable or allocable thereto; (c) amounts equal to the Participant's withdrawals; and (d) expenses charged to that Account.

          A Participant shall at all times be 100% vested in amounts credited to his or her Participant Compensation Deferral Accounts.

     3.3  MATCHING CONTRIBUTION CREDITS.  During the first three years in which
          -----------------------------
an Eligible Individual (other than an Outside Director) is eligible to participate in this Plan, the Employer may choose to make Matching Contribution Credits to such Participant's Accounts for any calendar quarter in which the Participant has (i) made Compensation Deferrals, and (ii) chosen to invest such deferrals in Phantom Stock. Such Matching Contribution Credits shall be made in units of Phantom Stock pursuant to the following formula:

          First Four Hundred (400) Units of Phantom Stock:  The Participant may
          -----------------------------------------------
          receive one (1) unit of Phantom Stock as a Matching Contribution Credit for every four (4) units of Phantom Stock deemed "purchased" during the Plan Year with current Compensation Deferrals, up to a maximum of 400 hundred units purchased.

          Additional Phantom Stock Purchases:  If the number of Phantom Stock
          ----------------------------------
          units deemed "purchased" with current Compensation Deferrals during the Plan Year exceeds 400, then the Participant may receive one (1) unit of Phantom Stock as a Matching Contribution Credit for every two
          (2) such additional units (over 400) deemed "purchased" with Current Compensation Deferrals, up to a maximum of 800 units purchased. (No Matching Contribution Credits shall be awarded with respect to Phantom Stock "purchases" exceeding 800 units in a Plan Year.)

          For purposes of this Section, the number of units of Phantom Stock deemed "purchased" by a Participant with current Compensation Deferrals in the Plan Year is the number of units of Phantom Stock in which the Compensation Deferrals made by the Participant during such year are deemed invested pursuant to Section 5.1.

          No Matching Contribution Credits shall be made with respect to Outside Directors.

                                       7.

          Special Credits in March 2000. Notwithstanding the foregoing, the Employer shall make Matching Contribution Credits as of March 10, 2000, with respect to deemed purchases of Phantom Stock with Compensation Deferrals made during the period from January 1, 2000 through March 10, 2000. The amount of Phantom Stock deemed purchased with Compensation Deferrals from March 1, 2000 through March 10, 2000 shall be determined based on the value of the Employer's Common Stock as of the close of business on March 10, 2000. The Employer shall make Matching Contribution Credits as of March 31, 2000 with respect to Compensation Deferrals deemed invested in the ADAP Stock Fund for the period from March 11, 2000 to March 31, 2000; and the amount of Phantom Stock deemed purchased with Compensation Deferrals during such period shall be based on the value of Employer Common Stock at the close of business March 31, 2000.

     3.4  MATCHING CONTRIBUTION ACCOUNTS.  There shall be established and
          ------------------------------
maintained a separate Matching Contribution Account in the name of each Participant. Such Account shall be credited or debited, as applicable, with (a) the number of Phantom Stock units credited pursuant to Section 3.3, (b) withdrawals by the Participant, and (c) expenses charged to that Account.

          A Participant's Matching Contribution Account shall be valued as of each Valuation Date. The value of each unit of Phantom Stock in the Participant's Matching Contribution Credit Accounts on any Valuation Date shall equal the value, on such date, of one share of the Employer's voting Common Stock.

     3.5  CONTRIBUTIONS TO THE TRUST.  An amount shall be contributed by the
          --------------------------
Employer to the Trust maintained under Section 12.1 equal to the amount(s) required to be credited to the Participant's Accounts under Sections 3.2 and 3.4 (except with regard to Phantom Stock). The Employer shall make a good faith effort to contribute these amounts to the Trust as soon as is practicable after such amounts are withheld from the base salary, SIP commission or EIP bonus pay of the Participant.

                                   ARTICLE 4
                                   ---------

                            VESTING AND FORFEITURES
                            -----------------------

     4.1  VESTING IN COMPENSATION DEFERRAL ACCOUNTS.  A Participant shall at all
          -----------------------------------------
times be fully vested in amounts credited to his or her Compensation Deferral Accounts.

     4.2.  CLASS YEAR VESTING IN MATCHING CONTRIBUTION CREDITS.  A Participant
           ---------------------------------------------------
shall become vested in the Matching Contribution Credits that were made to his Account in any Plan Year on the date that is two (2) years following the date on which those particular Matching Contribution Credits were made to his Account, provided that the Participant has been in continuous employment with the Employer throughout such period. For this purpose, "Continuous employment" includes vacations and other periods of paid or unpaid absence approved by the Company.

          In addition, the Participant shall be 100% vested in all Matching Contribution Credits made to his or her Accounts (a) if the Participant reaches age 65, dies or becomes Disabled before his or her Termination of Employment, or
(b) if a Change in Control occurs. The

                                       8.

Employer has the discretion to accelerate vesting in individual cases, if it deems such acceleration appropriate.

     4.3  FORFEITURE OF MATCHING CONTRIBUTION CREDITS.  A Participant may
          -------------------------------------------
forfeit all or part of his Matching Contribution Credits as provided in paragraphs (a), (b), or (c) of this Section.

          (a) Forfeiture upon liquidation of Phantom Stock.  If a Participant
              --------------------------------------------
liquidates any Phantom Stock units in which his Compensation Deferrals are deemed invested (i.e., by transfer to another investment option or by receiving a distribution or withdrawal) within two years after receiving a Matching Contribution Credit with respect to such units, the Participant shall forfeit the Matching Contribution Credits made with respect to such units.

          Notwithstanding the foregoing, effective March 2, 2000, each Participant who is an active employee shall be given the one-time opportunity to transfer any portion of his or her Compensation Deferral Account allocated to Phantom Stock to any other deemed investment option offered under the Plan without forfeiting the Matching Contribution Credits attributable to such units. An election to make such transfer must be filed with the Employer no later than March 10, 2000. As provided in Section 5.1, no amounts allocated to Phantom Stock may be transferred to other deemed investment options after March 10, 2000.

          (b) Forfeiture of Non-vested Credits upon Termination of Employment.
              ---------------------------------------------------------------
If the Participant incurs a Termination of Employment (for reasons other than reaching age 65, death or Disability) before the expiration of two (2) years from the date on which the last Matching Contribution Credit was made to his or her Account, the Participant shall forfeit any Matching Contribution Credits which have not yet vested as of the date of such termination.

          This forfeiture provision shall not apply to any Participant whose Matching Contribution Credits vested prior to his or her Termination of Employment in accordance with the Employer's exercise of its discretion to accelerate vesting as provided in Section 4.2.

          (c) Forfeiture for Misconduct.  If a Participant incurs a Termination
              -------------------------
of Employment as a result of misconduct, as determined by the Employer, the Participant shall forfeit all amounts in his or her Matching Contribution Accounts irrespective of their vesting.

          Such forfeitures will be used to reduce the Employer's obligation, if any, to make Matching Contribution Credits for other Participants or to defray the expenses of administering the Plan.

                                   ARTICLE 5
                                   ---------

                              ALLOCATION OF FUNDS
                              -------------------

     5.1  DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS.  Subject to such
          --------------------------------------------
limitations or procedures as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, each Participant may communicate to the Employer a direction as to how his or her Plan Accounts should be deemed to be invested (in any

                                       9.

whole percentage multiples) among such categories of deemed investments as may be made available by the Employer hereunder.

          Effective March 11, 2000, a Participant may choose to have future Compensation Deferrals allocated among either (a) the ADAP Stock Fund, or (b) one or more other deemed investment funds made available under the Plan, in such proportions as the Participant may designate. However, once amounts are allocated to the ADAP Stock Fund, they may not subsequently be transferred to another deemed investment fund. The Participant may transfer existing account balances among the various deemed investment options (other than the ADAP Stock
Fund) on a quarterly basis, as provided above. The Participant may not change the deemed investment of amounts allocated to the ADAP Stock Fund, nor may the Participant transfer any portion of his or her Account into the ADAP Stock fund from any other deemed investment option.

          Subject to the restrictions described above, deemed investment directions may be given by submitting an investment designation form to the Employer at least ten (10) business days prior to each quarterly Designation Date. Such directions shall be effective as of the Designation Date immediately following submission of such form. A Participant may change his or her deemed investment directions by submitting a new investment designation form at least ten (10) business days prior to a future Designation Date, such change to be effective as of the Designation Date immediately following submission of the new investment designation form. Notwithstanding the ten-business day requirement described above, effective March 2, 2000, any Participant who is an active employee may elect to change the manner in which his or her Plan Accounts are deemed invested by filing a new investment designation form no later than March 10, 2000, such election to be effective as of March 11, 2000.

          A Participant may separately designate deemed investments (i) for that portion of the Participant's Account attributable to amounts that were credited to the Participant's Account prior to the Designation Date on which such direction shall become effective, and (ii) for that portion of the Participant's Account attributable to amounts that will be credited to the Participant's Account after the Designation Date on which such direction shall become effective, and shall be subject to the following rules:

          (a) All amounts credited to the Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely until changed by the Participant in accordance with this Section. Notwithstanding the foregoing, effective March 11, 2000, any portion of the Participant's Account allocated to the ADAP Stock Fund shall remain allocated to the ADAP Stock Fund until distribution to the Participant (or forfeiture pursuant to Section 4.3); the Participant may not change the deemed investment of such amounts.

                                      10.

          (b) If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.

          (c) Beginning January 1, 2000, if the Employer possesses (or is deemed to possess as provided in (b), above) at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in the Fidelity Advisor Money Market Fund. Prior to January 1, 2000, if the Employer possesses (or is deemed to possess as provided in (b), above) at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in units of Phantom Stock.

          (d) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

          (e) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

     5.2  DEEMED INVESTMENTS IN PHANTOM STOCK.  One of the investment options
          -----------------------------------
currently available to Participants is Phantom Stock, each unit of which shall be equal in value to one share of the Employer's voting Common Stock. Effective March 11, 2000, deemed investments in Phantom Stock shall be made through the ADAP Stock Fund, subject to the terms and conditions set forth herein.

          Effective March 11, 2000, the ADAP Stock Fund will be available as a deemed investment option only with respect to current Compensation Deferrals, and amounts deemed invested in the ADAP Stock Fund may not be transferred into any other deemed investment option. Participants may not transfer any portion of their Account from the ADAP Stock Fund into another deemed investment option, nor may a Participant transfer any amounts from another deemed investment option into the ADAP Stock Fund. All distributions with respect to the portion of a Participant's Account allocated to the ADAP Stock Fund shall be made solely in shares of Common Stock of the Employer. For purposes of making distributions with respect to amounts allocated to the ADAP Stock Fund, any fractional shares credited to the Participant's Account shall be rounded up to the nearest full share.

          All amounts invested in Phantom Stock shall be treated as if they had been invested in shares of Employer Common Stock purchased from the Employer at fair market value as of the close of trading on the "deemed purchase date," or as soon thereafter as administratively feasible. For periods prior to April 1, 2000, the "deemed purchase date" is the last day of the month in which Compensation is withheld from the Eligible Individual's paycheck (or director's compensation) pursuant to a deferral election under this Plan. Effective

                                      11.

April 1, 2000, the deemed purchase date will be the payroll distribution date for the payroll period in which the compensation was deferred.

          Despite the foregoing, the Plan Administrator may, but need not, prohibit or delay the liquidation, disposition, or acquisition of any Phantom Stock units by any Participant who is subject to short swing trading liability under Section 16(b) of the Securities and Exchange Act of 1934 if said liquidation, disposition, or acquisition may result in the imposition of such liability.

          Phantom Stock Rules Applicable Before March 11, 2000. Prior to March 11, 2000, distributions with respect to the portion of the Participant's Account deemed invested in Phantom Stock may be made in cash or in shares of Common Stock, as determined by the Employer. Absent contrary investment instructions from a Participant, a Participant's election to defer Compensation under this Plan shall constitute consent by the Participant to the Plan Administrator's retaining such Phantom Stock in the Participant's Accounts until the earlier of
(i) ultimate distribution to the Participant or to his or her Beneficiary under the Plan, or (ii) the receipt of new investment instructions from the Participant.

     5.3  ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS.  In accordance
          ---------------------------------------------------
with Section 5.1, each Participant shall have the right to direct the Employer as to how amounts in his or her Plan Accounts shall be deemed to be invested, subject to such limitations or procedures as may from time to time be required by law, imposed by the Employer or the Trustee, or contained elsewhere in the Plan. Allocation of deemed earnings or losses on Participants' Accounts shall be made in accordance with such deemed investment directions, as described below.

          The Employer shall direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Employer properly has received from the Participant. The value of the Participant's Accounts shall be equal to the value of the account maintained under the Trust on behalf of the Participant. As of each valuation date of the Trust, the Participant's Accounts will be credited or debited to reflect the Participant's deemed investments of the Trust.

          The Participant's Plan Accounts will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Employer or the Trustee, as applicable), of each deemed investment option within the Accounts since the preceding Valuation Date shall be allocated among all Participants' Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

     5.4  ACCOUNTING FOR DISTRIBUTIONS.  As of the date of any distribution
          ----------------------------
hereunder, the distribution made hereunder to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account. Such amounts shall be charged on

                                      12.

a pro rata basis against the investments of the Trust in which the Participant's Account is deemed to be invested.

     5.5  SEPARATE ACCOUNTS.  A separate account under the Plan shall be
          -----------------
established and maintained by the Employer to reflect the annual Accounts for each Participant with sub-accounts to show separately the applicable deemed investments within each annual Account.

     5.6  INTERIM VALUATIONS.  If it is determined by the Employer that the
          ------------------
value of a Participant's Account as of any date on which distributions are to be made differs materially from the value of the Participant's Account on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Participant's Account so that the Account will, prior to the distribution, reflect its share of such material difference in value.

     5.7  EXPENSES.  Expenses, including Trustee fees, allocable to the
          --------
administration or operation of an Account maintained under the Plan shall be paid by the Employer unless, in the discretion of the Employer, the Employer elects to charge such expenses against the appropriate Participant's Account or Participants' Accounts. If an expense is charged against a Participant's Account, at the discretion of the Employer, such expense either (i) will reduce the contribution to the Trust under Section 3.5 next due to be made by the Employer in respect of the Account, or (ii) will be paid from the Trust to the Employer out of assets of the Trust corresponding to the Participant's Account hereunder.

     5.8  TAXES.  Any taxes allocable to an Account (or portion thereof)
          -----
maintained under the Plan which are payable prior to the distribution of the Account (or portion thereof), as determined by the Employer, shall be paid by the Employer unless, in the discretion of the Employer, the Employer elects to charge such taxes against the appropriate Participant's Account or Participants' Accounts. If a tax amount is charged against a Participant's Account, at the discretion of the Employer, such expense either (i) will reduce the contribution to the Trust under Section 3.5 next due to be made by the Employer in respect of the Account, or (ii) will be paid from the Trust to the Employer out of assets of the Trust corresponding to the Participant's Account.

                                   ARTICLE 6
                                   ---------

                            ENTITLEMENT TO BENEFITS
                            -----------------------

     6.1  FIXED PAYMENT DATES; TERMINATION OF EMPLOYMENT; CHANGE OF CONTROL.  On
          -----------------------------------------------------------------
his or her Participant Enrollment and Election Form, a Participant may elect to have his or her vested Account for the Plan Year paid (a) upon termination of employment, or (b) upon the earlier of a fixed payment date or termination of employment. Any fixed date elected by a Participant pursuant to the foregoing shall be a fixed date no earlier than a date in the third calendar year following the calendar year in which the election is made. Such fixed payment date may not be accelerated or extended, except (a) as provided below with respect to

                                      13.

termination of employment or a Change of Control, (b) as provided below with respect to the March 2000 special election period, or (c) as provided in Section 6.2.

     Termination of Employment.  Regardless of any fixed payment date selected
     -------------------------
by the Participant, all of the Participant's outstanding vested Accounts shall be paid (or will begin to be paid) upon the Participant's termination of employment, other than a termination of employment following a Change of Control.

     Change of Control.  Upon a Change of Control, the Participant's vested
     -----------------
accounts will be paid (or will begin to be paid) on the later of (a) the fixed payment date selected by the Participant within the 30-day period following the Change of Control (as described below) or (b) the 31st day following the Change of Control (or as soon thereafter as administratively feasible). Any payment made on the 31st day following a Change of Control (or as soon thereafter as administratively feasible) pursuant to this provision shall be made in a lump sum, unless the Participant elects a different method of payment within the 30-day period following the Change of Control.

          30-Day Election Period. Upon a Change in Control, the Participant will be given the opportunity to select a new fixed date for payment of his or her vested Accounts to be made or to begin. The Participant's election of a new payment date must be made within 30 days following the date of the Change of Control. If the Participant fails to make such an election within the 30-day period following the Change of Control, the Participant's vested accounts will be paid on the 31st day following the Change of Control (or as soon thereafter as administratively feasible), as provided above.

     Special March 2000 Election Period.  Effective March 2, 2000, Active
     ----------------------------------
Participants with a portion of their Compensation Deferral Accounts deemed invested in Phantom Stock may change the date on which distribution of their Accounts is to begin, as well as the manner of such distribution, by filing a new Payout Election Change Form no later than March 10, 2000. (The Participant must be an Active Employee at the time the new election form is filed.) This special election period is provided in light of the changes to the Plan that take effect on March 11, 2000.

     6.2  IMMEDIATE DISTRIBUTION ELECTION; TEN PERCENT PENALTY.  In addition to
          ----------------------------------------------------
a Participant's option to have payment or commencement of payment of his or her vested account occur at one of the specific times described in Section 6.1, a Participant may elect to have his or her vested Account (or a portion thereof) paid or commence to be paid immediately upon his or her election. Any amount paid pursuant to this Section shall be subject to a ten percent (10%) penalty, with the amount of the penalty being returned to the Employer. In the event of an immediate distribution elected under this Section, the ten percent (10%) penalty on the entire portion of the vested account to be distributed in installments under this Section shall be returned to the Employer on or about the date of the first installment.

          Any Participant wishing to elect an immediate distribution pursuant to this Section must complete an Immediate Distribution Election Form. The distribution shall occur or commence as soon as is administratively feasible following the Employer's receipt of the Immediate Distribution Election Form.

                                      14.

     6.3  DEATH BENEFITS.  If a Participant dies before the commencement of
          --------------
payments to the Participant hereunder, the entire value of the Participant's Account shall be paid, in the manner as provided in Article 7, to the Beneficiary or Beneficiaries designated in accordance with Article 8. During the period between the death of the Participant and the commencement of distributions to the Beneficiary, the Beneficiary may request hardship distributions from the Participant's Account in accordance with Section 6.3, and any such withdrawals shall reduce the amount available for subsequent distributions from the Plan.

          Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 8.1 in the manner in which such benefits were payable to the Participant.

          Distributions to the Beneficiary or Beneficiaries of a deceased Participant shall be made (or shall begin) by the January 31 of the calendar year following the year in which the Participant's death occurred, except that the portion of the Participant's Accounts attributable to his or her Prior Plan Accounts shall be distributed as soon as practicable following the Participant's death.

     6.4  HARDSHIP DISTRIBUTIONS.  In the event of Financial Hardship of the
          ----------------------
Participant, as hereinafter defined, the Participant may apply to the Employer for the distribution of all or any part of his or her vested Account. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution. Upon a finding of financial hardship, the Employer shall make the appropriate distribution to the Participant from amounts held by the Employer in respect of the Participant's vested Accounts. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's vested Accounts or the amount determined by the Employer to be necessary to alleviate the Participant's Financial Hardship (which Financial Hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's vested Accounts shall be determined as of the date of the distribution.

          "Financial Hardship" means an immediate and heavy financial need resulting from an unforeseeable emergency as a result of (a) from medical expenses due to a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, (b) loss of the Participant's property due to casualty, or (c) the need to prevent eviction of a Participant from his or her principal residence or foreclosure on the mortgage on the Participant's principal residence, or (d) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Employer. A distribution may be made under this Section only with the consent of the Employer.

          Notwithstanding the foregoing, the Employer may but need not deny a Financial Hardship withdrawal requested by any Participant who is subject to short-swing trading liability

                                      15.

of Section 16(b) of the Securities and Exchange Act of 1934 under circumstances in which said withdrawal may result in the imposition of such liability.

     6.5  INCOME TAX OBLIGATIONS.  If a Participant is assessed federal, state,
          ----------------------
or local income taxes by reason of, and computed on the basis of, his or her undistributed deferred Compensation or undistributed interest accrued on his or her Account, the Participant shall notify the Employer in writing of such assessment, and there shall be distributed from the Participant's Account deferred Compensation or accrued interest in an amount equal to such tax assessment, together with any interest due and penalties assessed thereon within thirty (30) days following such notice. Notwithstanding the foregoing, if the Employer determines that such assessment is improper, it may request that the Participant contest the assessment, at the expense of the Employer (which expense shall include all costs of appeal and litigation, including legal and accounting fees, and any additional interest assess on the deficiency from and after the date of the Participant's notice to the Employer); and during the period such contest is pending, the sums otherwise distributable pursuant to this Section 6.5 shall not be distributed.

     6.6  APPLICATION TO TRUSTEE.  On the date or dates on which a Participant
          ----------------------
or Beneficiary is entitled to payment under ARTICLE 6, the Participant or Beneficiary need not make application for payment to the Employer, but instead may make application for payment directly to the Trustee who shall pay the Participant or Beneficiary the appropriate amount directly from the Trust without the consent of the Employer. The Trustee shall report the amount of each such payment, and any withholding thereon, to the Employer.

                                   ARTICLE 7
                                   ---------

                            DISTRIBUTION OF BENEFITS
                            ------------------------

     7.1  AMOUNT.  A Participant (or his or her Beneficiary) shall become
          ------
entitled to receive, on or about the date(s) provided in Article 6, a distribution in an aggregate amount equal to the Participant's vested Accounts. Any payment due hereunder from the Trust which is not paid by the Trust for any reason will be paid by the Employer from its general assets.

     7.2  METHOD OF PAYMENT.
          -----------------

          (a) Cash Or In-Kind Payments.  Payments under the Plan (other than
              ------------------------
payments with respect to amounts deemed invested in Phantom Stock) shall be made in cash or in-kind, as elected by the Participant and as permitted by the Employer and the Trustee in their sole and absolute discretion, subject, however, to Section 13.4 and any other applicable restrictions on transfer that may be applicable legally or contractually. Effective March 11, 2000, all amounts deemed invested in Phantom Stock through the ADAP Stock Fund shall be distributed in shares of Common Stock of the Employer. Prior to March 11, 2000, the value of the portion of a Participant's Accounts deemed invested in Phantom Stock may be distributed in cash or in stock in an amount equal to the value of the Company's Common Stock on the last business day before the date of distribution.

          (b) Manner of Payment.  In the case of distributions to a Participant
              -----------------
or his or her Beneficiary by virtue of an entitlement pursuant to Sections 6.1, 6.2, or 6.3, an aggregate amount equal to the Participant's vested Account (or the portion of the Account to which the

                                      16.

entitlement applies) will be paid by the Trust or the Employer, as provided by Section 7.1, in a lump sum or in no more than ten (10) substantially equal annual installments (adjusted for gains and losses), as selected by the Participant. The Participant may select a method of distribution at the time of his or her Compensation Deferral Election, provided however, that the method of distribution selected on the Participant's most recent Compensation Deferral Election shall govern the distribution of the Participant's entire vested Account. (However, if distribution of a portion of the Participant's Account has already begun pursuant to the Participant's election of a fixed date distribution, distribution of that portion of the Participant's account shall continue in accordance with the method of distribution, without regard to any new election.) Notwithstanding the foregoing, in the event of a Change of Control, a Participant may change his election of a method of distribution, provided that such election is made prior to thirty (30) days following the Change of Control. If a Participant fails to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be in a lump sum.

          If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Article 5 under such procedures as the Employer may establish, in which case any deemed income, gain, loss or expense attributable thereto (as determined by the Trustee, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Trustee shall determine.

     7.3  DEFAULT DISTRIBUTION.  The Employer shall accelerate the payment of
          --------------------
Accounts under the Plan as a lump sum payment (i) if a Participant incurs a Termination of Employment at a time when the value of his or her Account in the Plan is less than $25,000, (ii) at anytime after a Participant's Termination of Employment if the value of his or her Account falls below $10,000, or (iii) if an Employee who has elected installment distributions incurs a Termination of Employment and engages in conduct which the Employer in its discretion determines to be competition against the Employer.

                                   ARTICLE 8
                                   ---------

                        BENEFICIARIES; PARTICIPANT DATA
                        -------------------------------

     8.1  DESIGNATION OF BENEFICIARIES.  Each Participant from time to time may
          ----------------------------
designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

          In the event a married Participant designates someone other than his or her spouse as sole, primary Beneficiary, such initial designation or subsequent change shall be invalid unless the spouse consents in a writing which names the designated Beneficiary.

          In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's spouse, if then living, but

                                      17.

otherwise to the Participant's then living descendants, if any, per stirpes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator.

          If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

     8.2  INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES;
          --------------------------------------------------------------
INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES.  Any communication, statement
-------------------------------------------------
or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

                                   ARTICLE 9
                                   ---------

                                 ADMINISTRATION
                                 --------------

     9.1  ADMINISTRATIVE AUTHORITY.  Except as otherwise specifically provided
          ------------------------
herein, the Employer, acting through its Board of Directors or the designee thereof, shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

          (a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

                                      18.

          (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

          (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

          (d) Make determinations with respect to the eligibility of any person as an Eligible Individual or a Participant (as provided in Section 1.12), and make determinations concerning the crediting of Plan Accounts.

          (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such notified person shall have been notified of the revocation of such authority.

     9.2  UNIFORMITY OF DISCRETIONARY ACTS.  Whenever in the administration or
          --------------------------------
operation of the Plan discretionary actions by the Employer are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

     9.3  LITIGATION.  Except as may be otherwise required by law, in any action
          ----------
or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

     9.4  CLAIMS PROCEDURE.  Any person claiming a benefit under the Plan (a
          ----------------
"Claimant") shall present the claim, in writing, to the Employer or the Trustee, and the Employer or the Trustee shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

          (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

                                      19.

          (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

          (c) An explanation of the Plan's claims review procedure.

          The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Employer's or Trustee's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer or Trustee to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer or Trustee expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

          Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative), may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer or Trustee. Upon such a request for review, the claim shall be reviewed by the Employer or Trustee (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

          The decision on review normally shall be made within sixty (60) days of the Employer's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer or Trustee, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                                   ARTICLE 10
                                   ----------

                                   AMENDMENT
                                   ---------

     10.1  RIGHT TO AMEND.  The Employer, by written instrument executed by a
           --------------
duly authorized representative of the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall

                                      20.

deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

     10.2  AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN.
           ----------------------------------------------------
Notwithstanding the provisions of Section 10.1, the Plan may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

                                   ARTICLE 11
                                   ----------

                                  TERMINATION
                                  -----------

     11.1  EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN.  The Employer reserves
           ---------------------------------------------
the right to terminate the Plan and/or its obligation to make further credits to Plan Accounts. The Employer also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time.

     11.2  AUTOMATIC TERMINATION OF PLAN.  The Plan automatically shall
           -----------------------------
terminate upon the dissolution of the Employer, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

     11.3  SUSPENSION OF DEFERRALS.  In the event of a suspension of the Plan,
           -----------------------
the Employer shall continue all aspects of the Plan, other than Compensation Deferrals and Matching Contribution Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 6 and 7.

     11.4  ALLOCATION AND DISTRIBUTION.  This Section shall become operative on
           ---------------------------
a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

     11.5  SUCCESSOR TO EMPLOYER.  Any corporation or other business
           ---------------------
organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger

                                      21.

or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of
Section 11.4 shall become operative.


                                   ARTICLE 12
                                   ----------

                                   THE TRUST
                                   ---------

     12.1  ESTABLISHMENT OF TRUST.  The Employer has established the Trust with
           ----------------------
the Trustee pursuant to the terms and conditions set forth in the Trust agreement entered into between the Employer and the Trustee. The Trust is intended to be treated as a "grantor" trust under the Code and the establishment of the Trust is not intended to cause the Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

                                   ARTICLE 13
                                   ----------

                                 MISCELLANEOUS
                                 -------------

     13.1  LIMITATIONS ON LIABILITY OF EMPLOYER.  Neither the establishment of
           ------------------------------------
the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employer thereof except as provided by law or by any Plan provision. The Employer does not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer, or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

     13.2  CONSTRUCTION.  If any provision of the Plan is held to be illegal or
           ------------
void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the State of California shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

          The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

                                      22.

     13.3  SPENDTHRIFT PROVISION.  No amount payable to a Participant or a
           ---------------------
Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

          In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer or Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Employer or Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

     13.4  EMPLOYER STOCK SUBJECT TO THE PLAN.
           ----------------------------------

          (a) Number of Shares.  Prior to March 11, 2000, and without limiting
              ----------------
the application of paragraph (b) below (regarding changes in the capital structure of the Employer), the maximum aggregate number of shares of Employer Common Stock which may be distributed to any Participant under this Plan is the number sufficient to enable the Participant to satisfy the equity holding requirements imposed by the Employer.

          (b) Changes in Capital Structure.  Subject to any required action by
              ----------------------------
the shareholders and directors of the Employer, the number of units of Phantom Stock allocable to the Account of any Participant and the number of shares of Common Stock distributable from the Account of any Participant and the per-unit value or per-share price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Employer. Such adjustment shall be made by the Employer, whose determination in that respect shall be final, binding, and conclusive.

          The Employer may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by the Plan, as well as the value thereof or price to be paid therefor, in the event of the Employer's effecting one or more reorganizations, recapitalizations, rights, offerings, or other increase or reductions of the number of shares of its outstanding Common Stock, or in the event of the Employer's being consolidated with or merged into any other corporation. Unless otherwise determined by the Employer, upon the dissolution or liquidation of the Employer or upon any merger or consolidation in any Plan Year, if the Employer is not the surviving corporation, a Participant's right to receive units of

                                      23.

Phantom Stock or shares of Company Stock computed with reference to a Participant's Compensation Deferrals for the entire Plan Year or with reference to the value of a Participant's Account, shall terminate and thereupon become null and void.

          (c) Necessary Actions.  To the extent required by law, as determined
              -----------------
by the Employer, the adoption of the Plan shall be subject to approval by the affirmative vote of the shareholders of the Employer in accordance with the federal laws of the United States or of the State of California if applicable. Shares of Common Stock or units of Phantom Stock shall not be issued with respect to any Compensation Deferrals under the Plan unless the issuance and delivery of such securities pursuant thereto shall comply with all relevant provisions of federal, state, and local securities laws. As a condition to the issuance of securities under the Plan, the Employer may require the Participant to represent and warrant, at the time of any allocation of securities, that the securities are being acquired only for investment and without any present intention to sell or distribute such securities if, in the opinion of the Employer, such a representation is required by any of the aforementioned relevant provisions of law. During the term of this Plan, the Employer will at all times reserve and keep available the number of securities as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain pertinent approval or exemption from any regulatory body having jurisdiction and authority deemed by the Employer to be necessary to the lawful allocation, issuance, or sale of any securities hereunder shall relieve the Employer of any liability in respect of the nonallocation, nonissuance, or nonsale of such securities as to which such requisite authority shall not have been obtained.

     13.5  BEST PAYMENTS.
           -------------

          (a) If the gross amount of any payment or benefit under this Plan, either separately or in combination with any other payment or benefit payable by the Employer or its affiliates or pursuant to a plan of the Employer or an affiliate, would constitute a parachute payment within the meaning of Code
Section 280G, then the total payments and benefits accrued and payable under this Plan shall not exceed the amount necessary to maximize the amount receivable by the Participant after payment of all employment, income, and excise taxes imposed on the Participant with respect to such payments or benefits.

          (b) The Participant may elect by written notice which items of compensation, if any, shall be reduced so as to meet the requirements of Section 13.5(a) above. If there is a dispute between the Employer and the Participant regarding (i) the extent, if any, to which any payments or benefits to the Participant are parachute payments or excess parachute payments under Code
Section 280G, or (ii) the base amount of such Participant's compensation under Code Section 280G, or (iii) the status of such Participant as a disqualified individual under Code Section 280G, such dispute shall be resolved in the same manner as a claim for benefits under the Plan.

          (c) Within sixty (60) days of a Change in Control, or, if later, within thirty (30) days of the Participant's receiving notice of termination of employment from the Employer or the Employer's receiving notice of termination of employment from the Participant, either the Employer or the Participant may request (i) a determination of the amount of any parachute payment, excess parachute payment, or base amount of compensation, or (ii) a determination of

                                      24.

the reduction necessary to maximize the net receipts of the Participant as described in Section 13.5(a) above. Any fees, costs, or expenses incurred by the Participant in connection with such determinations shall be paid equally by the Employer and the Participant.

     13.6  PARTICIPANT AND SPOUSE ACKNOWLEDGEMENT.  By executing or completing a
           --------------------------------------
deferral election, enrollment, beneficiary designation, or investment direction form for this Plan, each Participant on behalf of himself or herself -- and, if the Participant is married, on behalf of his or her spouse -- thereby acknowledges the following: (a) each of them has read and understood this Plan document, and (b) each of them knowingly and voluntarily agrees to be bound by the provisions of the Plan, as amended unilaterally by the Employer from time to time. Participants further acknowledge that they have had the opportunity to consult with counsel of their own choosing with respect to all of the financial, tax, and legal consequences of participating in this Plan, including in particular the effects of participation on any community property or other interest which the Participant's spouse may have in the amounts deferred under this Plan.

                                      25.

     IN WITNESS WHEREOF, the Employer has caused this amended and restated Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of January 2000.

ATTEST/WITNESS                      ADAPTIVE BROADBAND CORPORATION

       Harriett Purviance           By:  /s/ Robert G. Parrish
--------------------------------       --------------------------------

                                    Name:  Robert G. Parrish
                                       --------------------------------
                                               (Please Print)

Date:  March 27, 2000
       --------------

                                      26.